EMPLOYMENT AGREEMENT

         This Employment Agreement dated as of April 23, 2001 (hereinafter referred to as "Agreement") is entered into by and between Merchantonline.com, Inc. (hereinafter referred to as the "Company") and James Degracia (hereinafter referred to as "Executive").

         WHEREAS, the Company employs Executive in the capacity of Chief Executive Officer and desires to enter into an employment arrangement; and

         WHEREAS, the Company and Executive desire to set forth in this Agreement all of the terms and conditions of said employment, and to establish a mechanism to resolve disputes relating to said employment;

         NOW, THEREFORE, in consideration of the mutual promises and obligations contained in this Agreement, the Company and Executive agree as follows:

         1. Term of Employment. This Agreement is effective April 23, 2001 (the "Effective Date"), and will automatically terminate without further notice at 5:00 p.m. on April 23, 2004.

         2. Duties and Responsibilities. The Company hereby employs Executive as President and Chief Executive Officer with such powers and duties in that capacity as may be established from time to time by the Company in its discretion. Executive will devote substantially his time, attention and energies to the Company's business.

         3.   Compensation.

         (a) Base Salary. The Company promises to pay Executive an annualized base salary of $125,000 (the "Base Salary"), less applicable deductions, payable in bi-monthly installments according to the Company's normal payroll practices. The parties acknowledge that the Base Salary has been reduced lower than the amount that the Company and Executive agree is a fair rate due to the cash position of the Company on the date of the agreement. The Base Salary shall be reviewed in at least every six months by the Compensation Committee of MOL's Board of Directors. At the first review in September 2001, the Base Salary shall be adjusted upward at least to the amount set forth in the Agreement if MOL is properly funded and is meeting revenue expectations set forth in the business plan.

         (b) Bonuses: During the term of this Agreement, the Executive shall receive a bonus from the Company, in such amount as shall, from time to time, be determined by the Board of Directors of the Company, in its good faith discretion for job performance. In addition, the Executive shall receive a bonus from the Company for a successful restructuring as described in Exhibit A .

         (c) Vacation. Executive shall be entitled to four weeks of vacation during each full year of the Term to be pro-rated over the actual Term.

         (d) Stock Options. On the date of this Agreement, the Company shall grant to Executive stock options to purchase an aggregate of 500,000 shares of common stock at an exercise price equal to $.11, which is the fair market value on the date of this agreement as reported by the OTC Bulletin Board on that date. The options shall vest immediately. In addition, for each month in which Executive is an employee of the Company, Executive shall be granted 44,000 options at an exercise price of $.11, which shall vest immediately. In the event of a reverse stock split, all granted but unexercised options will be replaced with options having an exercise price equal to the fair market value of one share of common stock as reported by the OTC bulletin board on the effective date of the corporate action. Executive will have five years to exercise all options. The Option Agreement is attached as Exhibit B hereto.

         (e) Expenses. The Company shall pay or reimburse the Executive for all business expenses, including, but not limited to travel between Executive's residence and Company facilities, cell phone, etc., which are actually incurred or paid by him in the performance of his service hereunder.

         (f) Other Benefits. Executive will be entitled to participate in any group health, life or disability plan and is entitled to any other benefits that the Company may maintain from time to time for all employees, provided that Executive meets the respective eligibility requirements.

         4. Inability to Perform Job Duties. In the event of Executive's death, this Agreement and the Executive's salary and compensation shall automatically end. If Executive becomes unable to perform his employment duties during the term of this Agreement for any reason, his compensation under this Agreement shall automatically end until such time as Executive becomes able to resume his job duties for the Company. In the event that Executive becomes unable to perform his employment duties for a cumulative period of greater than twelve (12) weeks within any span of twelve (12) months, this Agreement and Executive's employment will be automatically terminated.

         5. Termination By Company For Cause. The Company may terminate this Agreement, and Executive's employment "for cause" at any time. As used herein, "for cause" shall mean any one of the following:

         o The habitual neglect by Executive of his job duties and responsibilities; or

         o    Conviction of any felony; or

         o Commission of a serious violation of any of the Company's personnel policies set forth in the Employee Handbook as in effect on the date of this Agreement, including but not limited to violations of the Company's policies against any form of harassment; or

         o Any act or omission deemed as grounds for termination of employees as set forth in the Company's personnel policies in existence at the time; or

         o    A material breach of this Agreement.

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

In the event the Company terminates Executive's employment for cause, Executive's salary and other compensation shall automatically terminate and be forfeited.

         6. Termination Of Agreement By Company Without Cause or By Executive For Good Reason. The Company may terminate this Agreement and Executive's employment without Cause at any time upon thirty (30) days prior written notice to Executive. The Executive may terminate this Agreement and Executive's employment with Good Reason at any time upon thirty (30) days prior written notice to the Company. "Good Reason" shall mean any of the following if the same shall occur without Executive's express prior written consent: (i) the failure by the Company to obtain the assumption by operation of law or otherwise of this Agreement by any entity which is the surviving entity in any merger or other form of reorganization involving the Company or by any entity which acquires all or substantially all of the Company's assets, (ii) a material change by the Company in Executive's functions, duties and responsibilities such that he no longer effectively acts as President and Chief Executive Officer of the Company or (iii) any other material breach of this Agreement by the Company, which breach shall not be cured within fifteen (15) days after written notice thereof to the Company. If the Company terminates Executive's Employment without Cause or Executive terminates his employment with the Company for Good Reason, the Company will pay to Executive a severance payment of an amount equal his then-current Base Salary. (For purposes of this Section, the Base Salary shall be $200,000, which would be Executive's Base Salary had a salary reduction plan not been in place) In addition, all unvested stock options owned by the Executive shall become fully vested and exercisable at the date Executive's employment terminates, and Executive shall have the right to exercise all vested, unexercised stock options outstanding at the termination date (including the accelerated options) in accordance with the terms of the plans and agreements pursuant to which such options were issued. Executive shall also immediately be entitled to all accrued and unpaid payments and benefits under
Section 3.

         7. Termination Of Agreement By Executive. Executive may terminate this Agreement and his employment with the Company without cause upon thirty
(30) days prior written notice to the Company. Executive may be required to perform his job duties and will be paid his regular salary up to the date of the termination. At the option of the Company, the Company may require Executive to terminate employment upon receiving said thirty (30) days' notice from Executive of the termination of this Agreement. In such event, the Company will pay to Executive an amount equal to thirty (30) calendar days of his base salary. Executive will not be entitled to receive any other compensation or severance allowance under this Agreement.

         8. Change of Control. (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if: (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (but excluding Executive and members of his family), becomes the owner or beneficial owner of Company securities, after the date of this Agreement, having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is the majority at the time the purchases are made), or (ii) the persons who were directors of the Company before such transactions shall cease to constitute a majority of the

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

Board, or any successor to the Company, as the direct or indirect result of or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions.

         (b) During the remaining term hereof after the Change of Control Date, the Company (or subsidiary) will (i) continue to pay Executive at not less than the Base Salary on the Change of Control Date (for purposes of this Section, the Base Salary shall be $200,000, which would be Executive's Base Salary had a salary reduction plan not been in place), (ii) pay Executive bonuses in amounts not less in amount than those paid during the 12 month period preceding the Change of Control Date, and (iii) continue employee benefit programs as to Executive at levels in effect on the Change of Control Date (but subject to such reductions as may be required to maintain such plans in compliance with applicable federal law regulating employee benefit programs).

         (c) If during the remaining term hereof after the Change of Control Date (i) Executive's employment is terminated by the Company (or subsidiary), or
(ii) there shall have occurred a material reduction in Executive's compensation or employment related benefits, or a material change in Executive's status, working conditions, management responsibilities or titles, and Executive voluntarily terminates his relationship with the Company within 60 days of any such occurrence, or the last in a series of occurrences, then Executive shall be entitled to receive, a lump sum payment equal to Executive's Base Salary. Such amount will be paid to Executive within 15 business days after his termination of affiliation with the Company.

         9. Cooperation. Upon the termination of this Agreement for any reason, Executive agrees to cooperate with the Company in effecting a smooth transition of the management of the Company with respect to the duties and responsibilities which Executive performed for the Company. Further, after termination of this Agreement, Executive will furnish such information and proper assistance to the Company as it may reasonably require in connection with any prior business arrangements in which Executive was involved, and any litigation to which the Company is or may become party.

         10. Covenant Not to Compete. During the term of this Agreement, and for two (2) years after its termination, Executive promises and agrees that she/he will not enter into any employment or business relationship (whether as a principal, agent, partner, employee, investor, owner, consultant, board member or otherwise) with any company, business organization or individual that directly competes with the Company. This Section 10 is effective regardless of the reason for the termination of the Agreement and regardless of whether the Agreement is terminated by the Executive or the Company. This restrictive covenant may be assigned to and enforced by any of the Company's assignees or successors.

         11. Agreement Not to Use or Disclose Trade Secrets. During the term of this Agreement and a period of two (2) years thereafter, Executive promises and agrees that he/she will not disclose or utilize any trade secrets acquired during the course of service with the Company and/or its related business entities. As used herein, "trade secret" refers to the whole or any portion or phase of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used, in the operation of the Company's business and which provides the Company an advantage, or an opportunity to

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

obtain an advantage, over those who do not know or use it. "Trade secret" also includes any scientific, technical, or commercial information, including any design, list of suppliers, list of customers, as well as pricing information or methodology, contractual arrangements with vendors or suppliers, business development plans or activities, or Company financial information. This Section 11 is effective regardless of the reason for the termination of the Agreement and regardless of whether the Agreement is terminated by the Executive, the Company or by its own terms. This restrictive covenant may be assigned to and enforced by any of the Company's assignees or successors. This covenant does not prohibit gainful employment to the extent that such employment does not violate
Section 10.

         12. Agreement Not to Use or Disclose Confidential or Proprietary Information. During the term of this Agreement and a period of two (2) years thereafter, Executive promises and agrees that he/she will not disclose or utilize any confidential or proprietary information acquired during the course of service with the Company and/or its related business entities, Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential or proprietary information pertaining to the business of the Company. Any confidential or proprietary information or data now or hereafter acquired by Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, methods of doing business and promotion of the Company's products and services) shall be deemed a valuable, special and unique asset of the Company that is received by Executive in confidence and as a fiduciary. For purposes of this Agreement "confidential and proprietary information" means information disclosed to Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by Executive) prior to or after the date hereof and not generally known or in the public domain, about the Company or its business. This Section 12 is effective regardless of the reason for the termination of the Agreement and regardless of whether the Agreement is terminated by the Executive, the Company or by its own terms. This restrictive covenant may be assigned to and enforced by any of the Company's assignees or successors.

         13. Agreement Not To Hire Company Executives. If Executive leaves the employ of the Company or terminates this Agreement, Executive promises and agrees that, during the two (2) years following his departure from the Company, Executive will not knowingly recruit, any person who is employed as a consultant or employee of the Company at the time of Executive's termination, or any person who was an employee or consultant of the Company during the six months preceding Executive's termination. This Section 13 is effective regardless of the reason for the termination of the Agreement and regardless of whether the Agreement is terminated by the Executive, the Company or by its own terms. This restrictive covenant may be assigned to and enforced by any of the Company's assignees or successors.

         14. Injunctive Relief. In recognition of the unique services to be performed by Executive and the possibility that any violation by Executive of
Section 10, Section 11, Section 12 or Section 13 of this Agreement may cause irreparable or indeterminate damage or injury to Company, Executive expressly stipulates and agrees that the Company shall be entitled, upon ten (10) days

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

written notice to Executive, to obtain an injunction from any court of competent jurisdiction restraining any violation or threatened violation of these Sections of this Agreement. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies the Company may have for damages.

         15. Judicial Modification of Agreement. The Company and Executive specifically agree that a court of competent jurisdiction (or an arbitrator, as appropriate) may modify or amend Section 10, Section 11, Section 12 or Section 13 of this Agreement if absolutely necessary to conform with relevant law or binding judicial decisions in effect at the time the Company seeks to enforce any or all of said provisions.

         16. Resolution of Disputes by Arbitration. Any claim or controversy that arises out of or relates to Executive's employment, this Agreement, or the breach of this Agreement, will be resolved by arbitration in Palm Beach County in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court possessing jurisdiction over arbitration awards. This Section shall not limit or restrict the Company's right to obtain injunctive relief for violations of Section 10,
Section 11, Section 12 or Section 13 of this Agreement directly from a court under Section 14 of this Agreement. Each party shall be required to bear its own costs and attorney's fees incurred in any arbitration arising out of Executive's employment, this Agreement, or the breach of this Agreement.

         17. Adequate Consideration. Executive expressly agrees that the Company has provided adequate, reasonable consideration for the obligations imposed upon him in this Agreement.

         18. Entire Agreement. This Agreement sets forth the entire agreement between the parties, and supersedes any prior agreements or understanding between the Company and Executive. This Agreement may be amended only in writing, signed by both parties.

         19. Limited Effect of Waiver By Company. If the Company waives a breach of any provision of this Agreement by Executive, that waiver will not operate or be construed as a waiver of later breaches by Executive.

         20. Severability. If any provision of this Agreement is held invalid for any reason, such invalidity shall not affect the enforceability of the remainder of this Agreement.

         21. Assumption of Agreement by Company's Successors and Assigns. At the Company's sole option, the Company's rights and obligations under this Agreement will inure to the benefit and be binding upon the Company's successors and assigns. Executive may not assign his rights and obligations under this Agreement.

         22. Applicable Law. Executive and the Company agree that this Agreement shall be subject to, and enforceable under, the laws of the State of Florida.

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

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of March 9, 2001.

Company                                Executive

By:                                    By:
    ------------------------------         ------------------------------



----------------------------------     ----------------------------------
Witness                                Witness


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

                                    Exhibit A

                         Successful Restructuring Bonus

The Executive shall receive a bonus in the event of a successful restructuring of the Company. A successful restructuring of the Company will have occurred if the Company's operating revenues less operating expenses are greater than or equal to $0 during any three month period while Executive is Chief Executive Officer of the Company or any three month period occurring within six months of the date the executive is no longer an officer or director of the Company.

The bonus will be a grant of stock options to purchase shares of common stock at an exercise price equal to $.11, which is the fair market value on the date of this Agreement as reported by the OTC Bulletin Board on that date. The actual number of stock options will be determined by multiplying the number of full months the Executive is employed by the Company and 200,000, not to exceed a total of 2,500,000.

The stock options will be vested and exercisable according to the schedule below:

---------------------------------------------------------------------------------------------------
                                           Percentage of Shares
           Vesting Date                      Becoming Vested           Cumulative Percentage Vested
---------------------------------------------------------------------------------------------------
Immediately upon grant                              20%                             20%
---------------------------------------------------------------------------------------------------
First Anniversary of date of grant                  20%                             40%
---------------------------------------------------------------------------------------------------
Second Anniversary of date of grant                 20%                             60%
---------------------------------------------------------------------------------------------------
Third Anniversary of date of grant                  20%                             80%
---------------------------------------------------------------------------------------------------
Fourth Anniversary of date of grant                 20%                            100%
---------------------------------------------------------------------------------------------------

The options shall otherwise be in the form of Exhibit B hereof.


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